                        AS FILED WITH THE SECURITIES AND
                       EXCHANGE COMMISSION ON MAY 30, 1997
                       Registration No.
                                        ------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           Access Anytime Bancorp, Inc.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                    85-0444597
         --------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                        801 Pile Street, Clovis, NM  88101
         --------------------------------------------------------------
              (Address of registrant's Principal Executive Offices)

       ACCESS ANYTIME BANCORP, INC. 1997 STOCK OPTION AND INCENTIVE PLAN

                      N. R. Corzine
                      Chairman and Chief Executive Officer
                      801 Pile Street
                      Clovis, NM  88101
         --------------------------------------------------------------
                    (Name and address of agent for service)

                               (505) 762-4417
         --------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

                                   C.L. Moore
                              KELEHER & McLEOD, P.A.
                              414 Silver Avenue, S.W.
                           Albuquerque, New Mexico  87103


                                     CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                             Proposed               Proposed
                                             maximum                maximum
Title of securities     Amount to be     offering price per         aggregate              Amount of
 to be registered        registered           unit(1)           offering price (1)     registration fee
-------------------------------------------------------------------------------------------------------
Common Stock           180,000 shares         $5.625              $1,012,500               $306.82
$.01 par value
-------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's Common Stock as quoted on the NASDAQ
    Small Cap Market on May 23, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Securities and Exchange Commission by the Company (File No. 0-28894) are incorporated by reference in the Registration Statement:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 (the "March 10-QSB").

     3. The Company's Current Reports on Form 8-K dated February 18, 1997, March 31, 1997 and May 30, 1997.

     4.   The  description  of  the  Company's  Common  Stock  contained   in
a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the filing date of the March 10-QSB and prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM  4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law ("DGCL") contains provisions that allow indemnification of the directors, officers and employees of the Company and any of its direct or indirect subsidiaries. To be entitled to indemnification, it must be determined that, in general terms, the person acted in good faith and in a manner believed to be in, or not opposed to, the best interests of Company and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful. Further, the DGCL provides that to the extent a director, officer or employee is successful on the merits or otherwise in defense of an action, the Company shall indemnify such person against expenses actually and reasonably incurred. Under the Federal Deposit Insurance Act, as amended, both the Bank and the Company would be prohibited from paying any indemnification with respect to any liability or legal expense incurred by a director, officer or employee as result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person.

     Section 102(b)(7) of the DGCL enables corporations to adopt amendments to their certificates of incorporation eliminating or limiting the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Section 102(b)(7) has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duties. At its meeting on March 28, 1997, the Company's Board of Directors adopted a resolution proposing an amendment, subject to stockholders' approval, of the Company's Certificate of Incorporation to add a new Article Thirteenth thereto which would eliminate directors' liability to the full extent permitted by Section 102(b)(7). The amendment, which was approved by the stockholders on May 30, 1997, reads as follows:

          "THIRTEENTH: A director shall not be personally liable for monetary damages to the Corporation or its stockholders for breach of fiduciary duty as a director except (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or any successor provision, or (d) for any transaction from which the director derived an improper personal benefit."

     Section 16 of Article III of the Company's Bylaws contains the following provisions with respect to indemnification of directors and officers:

               SECTION 16. INDEMNIFICATION. Each person who shall have served as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other corporation, partnership or joint venture, whether profit or nonprofit, in which the Corporation (a) owns shares of capital stock, (b) has an ownership interest, (c) is a member, or (d) is a creditor, and regardless of whether or not such person is then in office, and the heirs, executors, administrators and personal representatives of any such person shall be indemnified by the

          Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by the law of Delaware.

     The Board of Directors has approved certain agreements with the Company's directors and officers relating to indemnification of directors and officers. Such agreements have been entered into with each director and officer. The agreements provide for indemnification of directors and officers to the fullest extent permitted by law, including advancement of litigation expenses where appropriate.

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of the directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

           Exhibit No.                       Description
           -----------                       -----------

               4.1       Certificate  of  Incorporation   of  the   Company
                         (incorporated  by  reference  from  the  Company's
                         Registration Statement on Form  8-A, filed October
                         11, 1996, SEC File No. 001-12309).
               4.2       Bylaws of  the Company  (as amended through  March
                         28, 1997).
               4.3       Common  Stock Specimen  Certificate  (incorporated
                         by  reference  from  the   Company's  Registration
                         Statement  on Form  8-A, filed  October  11, 1996,
                         SEC File No. 001-12309).
                5        Opinion of Counsel.
               23.1      Consent of Independent Accountants.
               23.2      Consent of Counsel (included in Exhibit 5).
               24        Power of  attorney (See  Signatures  page in  Part
                            II).
               99.1      Access  Anytime  Bancorp, Inc.  1997  Stock Option
                         and Incentive Plan.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (2) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) Include any additional or changed material information on the plan of distribution.

     (3) that, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (4) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clovis, State of New Mexico, on May 30, 1997.

                              ACCESS ANYTIME BANCORP, INC.

                              By   /s/ Norman R. Corzine
                                   -----------------------------------------
                                   Norman R. Corzine, Chairman of the Board
                                   and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Norman R. Corzine, Ken Huey, Jr., and each of them, as attorneys-in fact, to sign in his name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

    SIGNATURE                         CAPACITY                         DATE
    ---------                         --------                         ----
/s/ Norman R. Corzine     Principal Executive Officer and Director  May 30, 1997
-------------------------
Norman R. Corzine

/s/ Ken Huey, Jr.         Principal Financial Officer, Principal    May 30, 1997
------------------------- Accounting Officer and Director
Ken Huey, Jr.


/s/ James A. Clark        Director                                  May 30, 1997
-------------------------
James A. Clark


/s/ Carl Deaton           Director                                  May 30, 1997
-------------------------
Carl Deaton


/s/ Charles Guthals       Director                                  May 30, 1997
-------------------------
Charles Guthals


                          Director
-------------------------
Cornelius Higgins


/s/ Robert Chad Lydick    Director                                  May 30, 1997
-------------------------
Robert Chad Lydick


/s/ Thomas W. Martin, III Director                                  May 30, 1997
-------------------------
Thomas W. Martin, III

/s/ Allan M. Moorhead     Director                                  May 30, 1997
-------------------------
Allan M. Moorhead


                          Director
-------------------------
David Ottensmeyer

                               INDEX OF EXHIBITS

    Exhibit No.                             Description
    -----------                             -----------

        4.1 Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form 8-A, filed October 11, 1996, SEC File No. 001-12309).

        4.2        Bylaws of the Company (as amended through March 28, 1997).

        4.3        Common Stock Specimen Certificate (incorporated by reference from the Company's Registration Statement on Form 8-A, filed
                   October 11, 1996, SEC File No. 001-12309).
        5          Opinion of Counsel.

       23.1        Consent of Independent Accountants.

       23.2        Consent of Counsel (included in Exhibit 5).

       24          Power of attorney (See Signatures page in Part II).

       99.1        Access Anytime Bancorp, Inc. 1997 Stock Option and Incentive
                   Plan.